ITEM 24.(b)
                                                            OTHER EXHIBIT (b)

                 DREYFUS INSURED MUNICIPAL BOND FUND, INC.

                     Certificate of Assistant Secretary

     The undersigned, Elizabeth A. Keeley, Vice President and Assistant Secretary of Dreyfus Insured Municipal Bond Fund, Inc. (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board authorizing the signing by Elizabeth A. Keeley, Marie E. Connolly, Richard W. Ingram, Mark A. Karpe and John Pelletier on behalf of the proper officers of the Fund pursuant to a power of attorney:

          RESOLVED, that the Registration Statement and any and all amendments and supplements thereto, may be signed by any one of Elizabeth A. Keeley, Marie E. Connolly, Richard W. Ingram, Mark A. Karpe and John Pelletier as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstituion; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he or she is acting as attorney-in-fact, might or could do in person.

          IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Fund on August 14, 1997.


                                                  /s/ Elizabeth A. Keeley
                                                  -----------------------
                                                  Elizabeth A. Keeley
                                                  Vice President and
                                                  Assistant Secretary